ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is made and entered into as of June 30, 2011, between On Time Filings, Inc., a Nevada corporation (the “Parent”), and OT Filings, Inc., a Nevada corporation wholly owned by the Parent (the “Sub”).

RECITALS

WHEREAS, Parent is the sole owner of the Sub;

WHEREAS, Parent is the owner of certain assets and liabilities related to Parent’s EDGAR filing, transactional financial, corporate reporting, commercial and digital printing services business; and

WHEREAS, as a condition to  the Agreement and Plan of Merger dated June  30, 2011 (the “Merger Agreement”) between Parent, EPI Acquisition Corp. and Empowered Products, Inc. and immediately prior to Parent’s repurchase and cancellation of 223,370,000 shares of Parent’s common stock owned by Suzanne Fischer, pursuant to the Stock Repurchase and Cancellation Agreement dated  June 30, 2011 (the “Cancellation Agreement”) between Parent and Suzanne Fischer, Parent wishes to assign to Sub, and Sub wishes to assume from Parent, all of the assets and certain liabilities of the Parent, on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Assignment of Assets.    Parent hereby assigns to Sub all of its rights, title and interest in, to and under all of its assets, including without limitation, the following assets (collectively, the “Assigned Assets”):

(a)           All accounts receivable of Parent.

(b)           All contract rights under all agreements in which the Parent is a party (collectively, the “Assigned Contacts”).

(c)           All intellectual property rights of Parent (collectively, the “Intellectual Property”); provided that, concurrently with or subsequent to the execution of this Agreement, Parent will be executing and filing with a domain registrar assignments of domains for such items of Intellectual Property which have been registered as such.

(d)           All licenses, franchises, grants, easements, exceptions, certificates, consents, permits, approvals, orders and other authorizations of any governmental body held by the Parent (collectively, the “Licenses”).

(e)           All of the tangible assets of the Parent, including, but not limited to, all office and computer equipment (the “Tangible Assets”).

2.           Assumption of Assets and Liabilities. Sub hereby expressly assumes and agrees to perform all duties and obligations of Parent arising under all of Parent’s liabilities (the “Liabilities”) related to the Assigned Assets from and after the date hereof, except that the Sub shall not assume any legal and professional fee payables of Parent.

3.           Representations of the Parent.

Parent hereby represent and warrant to Sub the following:

(a)           Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b)           Parent has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when executed and delivered by Sub, will be a valid and binding obligation of Parent, enforceable against it in accordance with its terms.

(c)           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Parent is a party or by it is bound, or (ii) any law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Parent or its assets or properties.

(d)           The Assigned Assets constitute all of the assets of Parent.  Parent is the sole owner of the Assigned Assets and has good and marketable title to the Assigned Assets, free and clear of any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the consummation of the transactions contemplated hereby, the Parent will have no assets.

(e)           The Liabilities constitute the only liabilities of Parent relating to the Assigned Assets.  Upon the consummation of the transactions contemplated hereby, the Parent will have no liabilities with respect to the Assigned Assets.

4.           Representations of the Sub.

The Sub hereby represents and warrants to the Parent the following:

(a)           Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b)           The Sub has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when executed and delivered by Parent, will be a valid and binding obligation of Sub, enforceable against it in accordance with its terms.

(c)           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which either Sub is a party or by which it is bound, or (ii) any law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Sub or its assets or properties.

5.           Power of Attorney.      Parent hereby constitutes and appoints Sub its true, lawful and irrevocable attorney to demand, receive and enforce the performance of the terms of the Assigned Contracts, the Intellectual Property, the Licenses, and the Assigned Personal Property Leases, or to otherwise deal in respect of the Assigned Assets, and to give receipts, releases and satisfactions for the same, and this may be done either in the name of Parent or in the name of Sub with the same force and effect as Parent could do if this Agreement had not been made.

6.           Payment of Expenses.  Sub shall be liable for any and all costs and expenses arising out of or in connection with the transactions contemplated by this Agreement.  In the event that Parent receives any invoices for costs and/or expenses associated herewith after the date hereof, Parent shall forward such invoices to Sub for payment.

7.           Condition Precedent. This Agreement is subject to and contingent upon the signing of the Merger Agreement and the Cancellation Agreement and the closing of the transactions contemplated by the Merger Agreement and the Cancellation Agreement.

8.           Miscellaneous.

(a)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

(b)           If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c)           This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof.  There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

(d)           This Agreement may not be amended or modified except by the express written consent of the parties hereto.  Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e)           This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees and heirs and legal representatives.

(f)           The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g)           The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

(h)           The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(i)           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Facsimile and electronic copies in portable document format (“PDF”) containing original signatures shall be deemed original signed copies of the executed documents provided by facsimile or PDF.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, effective as of the date first above written.

PARENT:

ON TIME FILINGS, INC.

By:	/s/ Suzanne Fischer
Name: Suzanne Fischer
Title: President

SUB:

OT FILINGS, INC.

By:	/s/ Suzanne Fischer
Name: Suzanne Fischer
Title: President